EXHIBIT 99.2


                             BERNARD ALDRICH REMARKS
              RIMAGE CORPORATION FIRST QUARTER 2003 CONFERENCE CALL
                                 APRIL 23, 2003
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     *    Good afternoon and thanks for taking the time to participate in our first quarter conference call.

     * Joining me today is Dave Suden, our chief technology officer, and Rob Wolf, our chief financial officer.

     * In keeping with Regulation FD, which prohibits us from providing an investor with any guidance unless it is also publicly released, we have provided financial guidance in our first quarter release.

     * Our guidance is subject to a number of risks, including the potential impact of weakness in the national economy on the computer data storage and computer peripherals market.

     * Other factors that could affect our performance are set forth in our filings with the Securities and Exchange Commission, which we urge you to review.

     * As evidenced by our strong first quarter results, Rimage is continuing to perform at a high level despite the sluggish global economy and uncertainty created by the Iraqi conflict.

     * Net income for the first quarter increased 33% to $1.5 million or $0.16 per diluted share, which exceeded our previously reported guidance for this period.

     *    Revenues rose 17% to $11.5 million.


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     *    Our performance for this period was generated by the across-the-board strength of Rimage's operations.

     * No single customer accounted for a disproportionately large share of our first quarter sales.

     * Our four targeted markets, which include digital photography, medical imaging, banking and finance, and government, contributed a combined 56% to our first quarter sales total.

     * Our strong first quarter earnings were attained despite a 15% increase in SG&A expense.

     * This planned increase reflects a concerted effort to further penetrate our targeted markets by implementing a range of new sales and marketing programs.

     * SG&A expense is expected to remain at relatively high levels over the balance of 2003 in comparison to last year's expense levels.

     * Now, for the next few minutes, I would like to discuss two recent and important new product introductions.

     * This week, we will introduce our new Desktop publishing system, which incorporates enriched features and enhancements in comparison to the line it has replaced.

     * Equally important, our new Desktop system features an inkjet color printer that is the result of our strategic alliance with Hewlett-Packard.


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     *    In addition to providing customers with the confidence of using an
          HP-enabled product, this new printer is significant for another reason.

     * Our previous Desktop system included an inkjet printer that we purchased from another vendor.

     * As a result, we did not share in the recurring revenue stream generated by customer sales of replacement printer cartridges and other parts.

     * That changes with our new Desktop system, since we will be selling all after-market products to our customers.

     * We believe the recurring revenue stream generated by our new Desktop publishing system could become significant over the next few years.

     * Our second product introduction involves our new DiscLab publishing system.

     * The DiscLab system is designed specifically for the photo-finishing mini or one-hour labs found in tens of thousands of retail establishments.

     * This new system provides mini-labs with the same CD publishing and color label printing quality as found in the higher-volume systems that we sell to large wholesale labs.

     Moreover, DiscLab has been integrated into the photo-finishing mini-lab equipment sold by the industry's leading players to major retailers.

     * For this reason, DiscLab represents a key part of our strategy for participating in the conversion of retail mini-labs to digital capabilities, meaning publishing photos on CDs.


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     *    We are continuing to pursue a range of promising opportunities in this market segment, and we believe mini-lab sales should grow steadily over the balance of 2003.

     * We are also encouraged by the progress that we are making in the medical imaging market.

     * Sales into this market were strong in this year's first quarter, reflecting the growing effectiveness of our strategy of establishing strategic partnerships with industry-leading players.

     * Thus far, substantially all of our sales have been made into the after-market, where existing medical imaging installations are being converted to provide digital output on CD/DVD media, in addition to conventional analog film.

     * Industry sources estimate that approximately 80,000 to 100,000 worldwide applications in the medical imaging marketplace currently exist for our CD/DVD publishing systems.

     * These applications, which include all imaging modalities from CT and MRI to ultrasound and mammography, are found in approximately 20,000 hospitals and clinics around the world.

     * So, like digital photography, the medical imaging market represents another major opportunity for Rimage that we are aggressively pursuing.

     * I will conclude my remarks by reviewing the financial guidance included in our first quarter earnings release.


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     *    For the second quarter of 2003 ending June 30, we are forecasting earnings of $0.15 to $0.17 per diluted share on revenues of $12.0 million to $13.0 million.

     * At this point, we believe that our year-over-year comparisons will be affected by the $2 million one-time order that we booked with Eastman Kodak in last year's second quarter.

     *    We are not anticipating an order of this size in the current quarter.

     * Instead, we believe that our outlook for strong sales and earnings will continue to be driven by the across-the-board strength of our ongoing operations.

     * As I indicated earlier, this pattern reflects the sustainable underlying strength of our business.

     * And it is why we are confident in our outlook for strong sales and earnings growth.

     * Thank you. Now, Rob Wolf will review our first quarter results in some detail.


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                             ROBERT J. WOLF REMARKS
              RIMAGE CORPORATION FIRST QUARTER 2003 CONFERENCE CALL
                                 APRIL 23, 2003
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     *    Thanks, Bernie

     * Reflecting the steady expansion of our worldwide installed base of CD/DVD publishing systems, sales of consumable supplies, including maintenance contracts, printer ribbons, media and parts, increased 34% in the first quarter from the year-earlier level.

     *    Recurring revenues accounted for 32% of our total first quarter sales.

     * The expansion of Rimage's recurring revenue stream is providing us with a growing degree of predictability and consistency, and we expect this revenue component to continue growing.

     * Rimage's gross margin improved to 50% in this year's first quarter, from 48% in the first quarter of 2002, due primarily to improvements in our sales mix.

     * R&D expense of $849,000 was down slightly from the year-earlier level, but reflecting higher sales in the current quarter, R&D came to 7% of first quarter sales, compared to 9% a year ago.

* Selling, general and administrative expense increased 15% in the first quarter from the year-earlier level, reflecting investments in sales and marketing programs aimed at strengthening Rimage's ability to penetrate its targeted markets.

* SGA, which is expected to remain at relatively high levels for the next few quarters, came to 23% of revenues in the first quarters of both 2003 and 2002.


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     *    Our operating margin improved to 20% in this year's first quarter, from 16% in the year-earlier period.

     * In addition, our pre-tax margin rose to 21% in this year's first quarter, from 18% a year ago.

     * Finally, Rimage's effective tax rate was unchanged at 36.5% in the first quarter.

     * Turning now to the balance sheet, cash and investments totaled $37.1 million at March 31, 2003, up from $36.3 million at the end of 2002.

     * This rate of cash growth was below that of prior periods due to the approximately $900,000 increase in inventories in this year's first quarter.

     * Our increased inventories for this period resulted primarily from the delayed introduction of our new Desktop product line.

     * Now that shipments of this new product are scheduled to begin this week, we expect inventories to decline by the end of the second quarter.

     * Shareholders' equity improved to $43.7 million at the end of the first quarter, from $42.2 million at year-end 2002.

     *    This put our return on equity at 25%, up from 21% a year ago.

     * That wraps up our formal remarks, and now I will turn the conference call back to the operator, who will poll you for any questions.